UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 15, 2008

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6903 Rockledge Drive, Suite 800
Bethesda,  MD 20817
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On December 15, 2008, DiamondRock Hospitality Company (“DiamondRock”) amended (the “First Amendment”) its Amended and Restated Credit Agreement among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership, Wachovia Bank, National Association, Wachovia Capital Markets, LLC, Bank of America, N.A., KeyBank National Association, The Royal Bank of Scotland PLC, Citicorp North America, Inc., Wells Fargo Bank, National Association and Merrill Lynch Bank USA.  The Credit Agreement provides for a $200.0 million unsecured revolving credit agreement.

Wachovia Bank, National Association is the sole lead arranger and book manager of the Amended and Restated Credit Agreement. Our operating partnership, DiamondRock Hospitality Limited Partnership, is the borrower under the Amended and Restated Credit Agreement and certain of our material subsidiaries guarantee our obligations under the Amended and Restated Credit Agreement.

Our Amended and Restated Credit Agreement contains various corporate financial covenants. A summary of the most restrictive covenants is contained in our most recent quarterly report on Form 10-Q for the quarterly period ended September 5, 2008, filed with the U.S. Securities and Exchange Commission on October 15, 2008.

The First Amendment amended one of the financial covenants found in the Amended and Restated Credit Agreement.  Prior to the First Amendment, DiamondRock had covenanted that its Adjusted EBITDA (as defined in the Amended and Restated Credit Agreement) for the most recently completed fiscal quarter would exceed its fixed charges for such period by a ratio greater than, or equal to, 1.6 to 1.  The First Amendment amended the financial covenant so that it is a trailing four consecutive quarter test, rather than a single quarter test.

The foregoing description of the First Amendment is qualified in its entirety by the full terms and conditions of the First Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: December 15, 2008	By:	/s/ Michael D. Schecter
Michael D. Schecter
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of December 15, 2008 by and among DiamondRock Hospitality Limited Partnership, DiamondRock Hospitality Company, Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, as Sole Lead Arranger and as Book Manager, each of Bank of America, N.A., KeyBank National Association and The Royal Bank Of Scotland PLC, as a Syndication Agent, and Citicorp North America, Inc., as Documentation Agent and Wells Fargo, National Association and Merrill Lynch Bank USA, as lenders.